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                                  CHIREX INC.


             SPECIAL SCIENTIIC ADVISORY BOARD CONSULTING AGREEMENT
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     THIS SPECIAL SCIENTIFIC ADVISORY BOARD CONSULTING AGREEMENT (the
"Agreement"), made as of this 19th day of July, 1996, is entered into by CHIREX INC., a Delaware corporation with its principal offices at 65 William Street, Wellesley, MA 02181 (the "Company") and Eric N. Jacobsen, Ph.D., with an address at Harvard University, Cambridge, Massachusetts (the "Consultant").

                                 INTRODUCTION
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     The Company desires to retain the services of the Consultant as a consultant to the Company and as a member of its Scientific Advisory Board ("SAB") and the Consultant desires to serve as a consultant to the Company and as a member of its SAB. Accordingly, the parties agree as follows:

     1.  Services

         1.1   General. The Consultant agrees to serve on the SAB and to use
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his best efforts to perform such consulting, advisory and related services for the Company as may be reasonably requested from time to time by the Company. The Company anticipates that the SAB shall meet two times each year, at times and locations to be determined by the Company in consultation with SAB members. If the Consultant has a conflict of interest, or potential conflict of interest, with respect to any matter presented at a meeting of the SAB, he shall excuse himself from the discussion of such matter. The delivery by the Consultant of consulting, advisory and related services hereunder not involving attendance at meetings of the SAB shall be at such times and at such locations as the Consultant and the Company may agree from time to time. The Company agrees that such consulting services shall not require a commitment of the Consultant's time in excess of an aggregate of four and one-half days per month. In addition, the Consultant shall not be required to devote more than an aggregate of four days per year to the attendance at and participation in meetings of the SAB.

         1.2   Fields.    During the Consultation Period (as defined below), the
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Consultant shall consult with the Company in the field of pharmaceutical fine chemicals with special reference to asymmetric synthesis of organic compounds. The Consultant shall also consult with and advise the Company with respect to such other matters as the Company may reasonably request from time to time or as may be presented at meetings of the SAB.

     2.  Term. This Agreement shall be effective as of July 1, 1996 and shall
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continue until July 1, 2001, unless extended by mutual written consent or sooner terminated as provided below (the "Consultation Period"). Either party to this Agreement may terminate the Consultation Period upon 60 days' prior written notice to the other party, provided, however, that
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the terms of Sections 4.1 and 7 shall not terminate but shall remain in full force and effect. In the event of such termination, the Consultant shall be entitled to payment for services performed and expenses paid or incurred prior to the effective date of termination.

     3. Compensation. The Company shall pay the Consultant a monthly retainer of
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$1,666.67 for an aggregate of two and one half days per month of compensable services for the Company. For any services provided by the Consultant in excess of two and one half days in any month, the Company shall pay the Consultant at the rate of $666.67 per day (i.e., per eight hours of effort), payable monthly upon receipt of a statement of services rendered. Without prior mutual agreement, the Company will not request, and the Consultant will not spend, more than an aggregate of two and one half days per month on compensable services for the Company. The Company shall reimburse the Consultant for all reasonable and necessary expenses incurred or paid by the Consultant in connection with, or related to, attendance at SAB meetings (which shall not require prior approval of the Company) or the performance of consulting services hereunder (which shall require prior approval of the Company) or the performance of consulting services hereunder (which shall require prior approval of the Company) within 30 days of receipt of an itemization and documentation of such expenses.

     4.  Proprietary Information; Inventions; Non-Competition
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         4.1  Proprietary Information.  The Consultant acknowledges that his
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relationship with the Company is one of high trust and confidence and that in the course of his service to the Company he will have access to and contact with Proprietary Information or Invention (as defined in Section 4.2 below). For purposes of this Agreement, Proprietary Information shall mean all information (whether or not patentable and whether or not copyrightable) owned, possessed or used by the Company or any third party, including, without limitation, any Invention, formula, trade secret, process, research, report, technical data, know-how, technology and marketing or business plan, that is communicated to, learned or, developed or otherwise acquired by the Consultant in the course of his performing consulting services to the Company hereunder. The Consultant's obligations under this Section 4.1 shall not apply to any information that (i) is or becomes known to the general public under circumstances involving no beach by the Consultant or others of the terms of this Section 4.1, (ii) is generally disclosed to third parties by the Company without restriction on such third parties or (iii) is in the Consultant's possession at the time of disclosure otherwise than as a result of a prior disclosure by the Company to the Consultant or a to a third party under an obligation of confidentiality with respect thereto. The Consultant represents that his retention as a Consultant with the Company and his performance under this Agreement, does not, and shall not, breach any agreement that obligates him to keep in confidence any trade secrets or confidential or proprietary information of his or of any other party or to refrain from competing, directly or indirectly, with the business of any other party. The Consultant shall not disclose to the Company any trade secrets or confidential or proprietary information of any party.

         4.2   Inventions. All inventions, discoveries, technology, designs,
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innovations and improvements related to the business of the Company which are made, conceived or reduced to practice by the Consultant, solely or jointly with others, during the consultation Period which arise directly from information and discussions presented to the SAB members at their meetings
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or which are provided to the Company during the SAB meetings or on other occasions or while providing consulting services to the Company or during a meeting of the SAB (collectively, the "Inventions") shall be the sole property of the Company. The Consultant hereby assigns to the Company all Inventions and any and all related patents, copyright, trademarks, trade names, and other industrial and intellectual property rights and applications therefor, in the United States and elsewhere and appoints any officer of the Company as his duly authorized attorney to execute such further assignments, documents and other instruments as may be necessary or desirable to fully and completely assign all Inventions to the Company and to assist the Company in applying for, obtaining and enforcing patens or copyrights or other rights in the United States and in any foreign country with respect to any Invention.

         4.3 Non-Competition The Consultant agrees that, during the consultation
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Period, he will not, directly or indirectly, without the prior written consent of the Company, whether alone or in association with others, in the United States of America or in any foreign nation, state or jurisdiction, become associated with, render advisory, consulting or other services to, or become employed by, any person or business enterprise engaging in the commercial business contemplated or being conducted by the Company. A business will be considered "contemplated" only if the Company has written business plans for entering that business. The Consultant ha acknowledged to the Company that the foregoing territorial non-competition restriction for the indicated duration is appropriate in light of the nature of the businesses to be conducted by the Company and the Consultant's unique position within this specialized field.

     5. Independent Contractor Status. The Consultant shall perform all services
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under this Agreement as an "independent contractor" and not as an employee or agent of the Company. The Consultant is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company or to bind the Company in any manner.

     6. Consent to Use of Name. The Consultant hereby consents to the use of his
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name by the Company, as required, in connection with any previous, current or future offering and ongoing registration of securities of the Company including, but not limited to, an registration statement, prospectus or other document filed with the Securities and Exchange Commission, any state securities commission, the National Association of Securities Dealers, Inc. and The Nasdaq Stock Market.

     7. Miscellaneous. This Agreement constitutes the entire agreement between
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the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Consultant. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts. The Consultant agrees that a breach of any of the restrictions set forth in this Agreement would cause the Company irreparable injury and damage, and that, in the event of any breach or threatened breach, the Company, in addition to all other rights and remedies at law or in equity, shall have the right to enforce the specific performance of such restrictions and to apply for injunctive relief against their violation. The invalidity or unenforceability of any provision hereof (or portion thereof) shall not affect the validity or enforceability of any other provision hereof, and if any such provision (or portion thereof) is so broad as to be
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unenforceable, it shall be interpreted to be only as broad as is enforceable.
This Agreement shall be binding upon, and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to its assets or business, provided, however that the obligations of the Consultant are personal and shall not be assigned by him.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.



     CHIREX INC.                                CONSULTANT



     By:-------------------------               By:----------------------------
             Alan R. Clark                           Eric N., Jacobsen, Ph.D.
             Chairman and CEO